Exhibit 10.19

In accordance with Rule 3 35 of the Insolvency (England & Wales) Rules 2016 & Paragraph 49(4) of Schedule B1 to the Insolvency Act 1986

AM03
Notice of administrator's proposals

Companies House

THURSDAY

A8WAG1RC
A16 09/01/2020 #334
COMPANIES HOUSE

1 Company details

Company number	0 4 3 1 1 7 3 3
Company name in full	Legacy Education Alliance International Ltd

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2 Administrator's name

Full forename(s)	Nicholas
Surname	Simmonds

3 Administrator's address

Building name/number	Meridien House, 69-71 Clarendon Road
Street	Watford
Post town	Hertfordshire
County/Region	
Postcode	W D 1 7 1 D S
Country	

4 Administrator's name ❶

Full forename(s)	Paul
Surname	Zalkin

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5 Administrator's address ❷

Building name/number	High Holborn House
Street	52-54 High Holborn
Post town	London
County/Region	
Postcode	W C 1 V 6 R L
Country	

❷ **Other administrator**
Use this section to tell us about another administrator.

04/17 Version 1 0

AM03
Notice of Administrator's Proposals

6 **Statement of proposals**

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7 **Sign and date**

Administrator's Signature	Signature ✕ ✕
Signature date	d0 d8 m0 m1 y2 y0 y2 y0

AM03
Notice of Administrator's Proposals

Presenter information

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Contact name	Sam Hewitt
Company name	Quantuma LLP
Address	3rd Floor
	37 Frederick Place
Post town	Brighton
County/Region	Sussex
Postcode	B N 1 4 E A
Country	
DX	
Telephone	01273 322400

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04/17 Version 1.0

High Court of Justice 007199

Legacy Education Alliance International Ltd

In Administration

THE JOINT ADMINISTRATORS’ PROPOSAL

Nicholas Simmonds and Paul Zalkin Joint Administrators

Quantuma LLP

3rd Floor, 37 Frederick Place, Brighton, Sussex, BN1 4EA

01273 322400

Legacy Education Alliance International Ltd (In Administration)

The Joint Administrators’ Proposal

Contents

1.	Executive Summary
2.	Statement of Pre-Administration Costs
3.	The Joint Administrators’ Fees
4.	The Joint Administrators’ Expenses
5.	Proposed Work to be Undertaken
6.	Other Information to Support the Proposed Fees
7.	The Joint Administrators’ Discharge
8.	Invitation to Form a Creditors’ Committee
9.	Approval Process

Appendices

I.	The Statement of Proposals
II.	Breakdown of Pre-Administration Time Costs for Quantuma LLP
Ill.	Charge-out Rates and Bases of Disbursements (“Quantuma LLP’s Summary”)
IV.	Breakdown of the Joint Administrators’ Time Costs from 15 November 2019 to 6 January 2020
V.	Information to Support the Joint Administrators’ Fee Proposal
VI.	Notice of Decision Procedure I Voting Form I Proof of Debt
VII.	Notice Seeking Deemed Consent
VIII.	Notice of Invitation to Form a Creditors’ Committee

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Legacy Education Alliance International Ltd (In Administration)

The Joint Administrators’ Proposal

1.	Executive Summary

1.1	This Proposal incorporates the Statement of the Joint Administrators’ Proposals prepared pursuant to Paragraph 49(1) of Schedule B1 of the Act attached at Appendix I.

1.2	The business was established in 2001 and the principal activity of the Company was to provide training and mentorships in regards to property investment, and traded from a serviced office at 5 Kew Road, Richmond, Surrey TW9 2PR. On 15 November 2019, Nicholas Simmonds and Paul Zalkin of Quantuma LLP were appointed Joint Administrators of the Company by Creditors.

1.3	As explained in more detail in the Statement of Proposals, the Joint Administrators are currently pursuing the second statutory objective of achieving a better result for the Company’s creditors as a whole than would be likely if the Company were wound up (without first being in Administration).

1.4	A summary of the current and anticipated future positions are detailed below

Assets

Asset	Realisations to date (£)	Anticipated future realisations (£)	Total anticipated realisations (£)
Cash at bank	507,236	-	507,236
Sale of business	100,000	201,000	301,000
Intercompany loans incl. properties	-	Uncertain	Uncertain
Rent deposits	-	Uncertain	Uncertain
Funds from merchant services	-	Uncertain	Uncertain
Total	607,236	201,000	808,236

Expenses

Expense	Expense incurred to date (£)	Anticipated further expense (£)	Total anticipated expense (£)
Joint Administrators’ fees	47,789	116,300	164,089
Solicitors’ fees	-	22,500	22,500
Agents’ fees	-	30,000	30,000
Total	47,789	168,800	216,589

Dividend prospects

Creditor class	Distribution / dividend paid to date	Anticipated distribution / dividend
Unsecured creditors	-	28.8p in the £

1.5	The Statement of Proposals at Appendix I provides explanations of the events leading to the Administration and the progress of the Administration to date, as well as other statutory information.

1.6	This Proposal provides more detailed information on the work that the Joint Administrators anticipate they will undertake to complete the Administration together with their proposed basis of fees. To put this request into context, this Proposal provides further information on the Joint Administrators’ costs to date, including the costs incurred prior to AdmInistratIon. It also explains other matters for creditors’ consideration, such as the proposed timing of the Joint Administrators’ discharge on conclusion of the Administration.

1.7	Definitions of the terms used in this Proposal are provided in Appendix I together with all statutory information pertaining to the Company.

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Legacy Education Alliance International Ltd (In Administration)

The Joint Administrators’ Proposal

2.	Statement of Pre-Administration Costs

2.1	Pre-administration costs are defined in the Insolvency Rules as fees charged and expenses incurred by the Administrators or their firm, or another person qualified to act as an insolvency practitioner, before the company entered Administration but with a view to its doing so

2.2	This statement outlines those fees and expenses that were paid prior to the Administration and those where approval is being sought to pay them from Administration funds

2.3	The following tasks and matters were considered to be necessary to placing Legacy Education Alliance International Ltd into Administration.

2.4	Prior to Administration, the proposed Joint Administrators gathered information on the Company to ensure that they were in a position to consent to act as Joint Administrators and to formulate an initial strategy for pursuing achievement of an Administration objective. This work was carried out prior to Administration so that there would be no delay in the Joint Administrators implementing the strategy immediately on appointment. In this way, the business could be maintained as a trading entity on Administration, which improved the likelihood that significantly enhanced realisations could be achieved for the business and assets, thus furthering the second objective of achieving a better result for creditors as a whole than would be likely if the Company were wound up. This work was expected to have a financial benefit for creditors, as the strategy of pursuing the second Administration objective would improve the prospects of recovery, even avoiding some claims arising, e.g. those of the employees.

2.5	The pre appointment costs of the Joint Administrators In the sum of £21,221 were incurred in relation to activities outlined above.

2.6	Attached at Appendix II Is a breakdown of the time costs of the Joint Administrators and their staff incurred prior to Administration and included within Appendix Ill are Quantuma LLP’s charge-out rates and bases of disbursements.

2.7	We are unaware of any additional costs incurred by any other professionals qualified to act as an insolvency practitioner in respect of the Company. Should any claims subsequently come to light, they will be dealt with in the manner provided for by the Insolvency Rules

2.8	A summary of the total costs incurred together with details of those which were paid pre-Administration and the amounts remaining outstanding, follows below.

	Total cost incurred	Amount Outstanding
	£	£
Administrators’ pre-administration Remuneration	21,221	21,221
Petitioners’ costs	109,955	109,955
Total Amount Outstanding		£131,176

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Legacy Education Alliance International Ltd (In Administration)

The Joint Administrators’ Proposal

2.9	Consequently the unpaid pre-Administration costs are as follows

£
Quantuma LLP’s time costs (see Appendix II)	£21,221
Petitioning creditors’ costs	£109,955
Total	£131,176

2.10	I am seeking to recover all the unpaid pre-Administration costs and expenses scheduled in paragraph 2 9 above as an expense of the Administration.

2.11	The payment of the unpaid pre-Administration costs as an expense of the Administration is subject to approval under Rule 3.52 of the Rules and is not part of the Statement of Proposals subject to approval under Paragraph 53 of Schedule B1 of the Act. Further explanation of the approval process is provided in Section 9.

2.12	Please note that the petitioning creditors’ costs are to be paid as an expense of the administration as ordered by the Court.

3.	The Joint Administrators’ Fees

3.1	The Joint Administrators propose to fix their fees on the following basis:

(i)	the time properly given by the Joint Administrators and their staff in attending to matters arising in the Administration, such time to be charged at the prevailing standard hourly charge out rates used by Quantuma LLP at the time the work is performed (plus VAT);

3.2	Attached at Appendix IV is a breakdown of the lime costs incurred in the Administration to 6 January 2020. The Statement of Proposals provides an account of the work undertaken to date and Appendix V provides a detailed list of work undertaken and proposed to be undertaken by the Joint Administrators and their staff.

3.3	The charge-out rates of the Joint Administrators and their staff are detailed in Appendix III. The appropriate staff have been assigned to work on each aspect of the case based upon their seniority and experience, having regard to the complexity of the relevant work, the financial value of the assets being realised and claims being agreed. The grades of staff instructed to assist in this matter and their key responsibilities include.

●	Administrators: maintenance of the creditors’ contacts database, assisting with creditors’ queries and routine correspondence, assisting in the realisation of assets, employee matters, liaising with creditors and debtors, preparing reports to creditors and other statutory matters, and managing the cashiering function

●	Managers: on-site attendance, reviewing the Company’s position and affairs, handling asset realisations, reviewing draft statutory reports to creditors and overseeing the tax and VAT aspects of the case

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3.4	Creditors may access a Guide to Administrators’ Fees effective from 6 April 2017 at http://www.quantuma.com/guide/creditors-guide-fees/ or a hard copy will be provided on request free of charge.

3.5	Further information is set out below and in the appendices to explain the future time costs that the Joint Administrators anticipate incurring in this Administration.

4.	The Joint Administrators’ Expenses

4.1	Expenses are amounts properly payable by the office holder from the estate which are not otherwise categorised as the office holder’s remuneration or as a distribution to a creditor or creditors. These may include, but are not limited to, legal and agents’ fees, trading expenses and tax liabilities.

4.2	Disbursements are expenses initially met by, and later reimbursed to, an office holder in connection with an insolvency appointment and will fall into two categories: Category 1 and Category 2.

●	Category 1 disbursements are payments to independent third parties where there is specific expenditure directly referable to the appointment in question. These are charged to the estate at cost with no uplift. These include, but are not limited to, such items as advertising, bonding and other insurance premiums. Legislation provides that administrators may discharge Category 1 disbursements from the funds held in the insolvent estate without further recourse to creditors

●	Category 2 disbursements are also directly referable to the appointment in question but not to a payment to an independent third party. Payments may only be made in relation to Category 2 disbursements after the relevant creditors have approved the bases of their calculation.

4.3	Appendix III provides details of the bases of Category 2 disbursements that the Joint Administrators propose to recover from the insolvent estate and also provides details of the Category 1 and 2 disbursements as well as the other expenses that the Joint Administrators expect to incur in the Administration.

5.	Proposed Work to be Undertaken

5.1	Set out in Appendix V is a detailed list of tasks that the Joint Administrators propose that they and their staff will undertake together with their estimates of the time these tasks will take to carry out in total. The most material tasks are summarised below. The Estimated Outcome Statement attached to the Statement of Proposals provides an overview of the financial benefit that this work is expected to bring to creditors.

Administration (including Statutory Reporting)

5.2	The Joint Administrators are required to meet a considerable number of statutory and regulatory obligations. Whilst many of these tasks do not have a direct benefit in enhancing realisations for the insolvent estate, they assist in the efficient and compliant progressing of the administration, which ensures that the Joint Administrators and their staff carry out their work to high professional standards.

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5.3	Primarily, these tasks include:

●	Meeting all statutory reporting and filing requirements, including 6-monthly reports, seeking an extension where necessary, and issuing a final report and notices;

●	Consulting with and instructing staff and independent advisers as regards practical, technical and legal aspects of the case to ensure efficient progress;

●	Maintaining case files, which must include records to show and explain the administration and any decisions made by the Joint Administrators that materially affect the administration;

●	Conducting periodic case reviews to ensure that the administration is progressing efficiently, effectively and in line with the statutory requirements; and

●	Maintaining and updating the estate cash book and bank accounts, including regular bank reconciliations and processing receipts and payments.

Investigations

5.4	The Joint Administrators examine the conduct of the Company and its directors prior to the Administration with two main objectives:

●	To identify what assets are available for realising for the benefit of creditors, including any potential actions against directors or other parties, such as challenging transactions at an undervalue or preferences; and

●	To enable the Joint Administrators to report to the Insolvency Service on the conduct of the directors so that the Insolvency Service may consider whether disqualification proceedings are appropriate (“CDDA” work).

5.5	In the early stages of the Administration, this work involves examining the Company’s books and records, considering information received from creditors and the Company’s accountants and seeking information from the Company’s directors and other senior staff by means of questionnaires and/or interviews.

5.6	In the event that questionable transactions are identified, it may be necessary to conduct further investigations and instruct solicitors to assist in deciding the Joint Administrators’ next steps in pursuing a recovery. If a potential recovery action is identified, it may be necessary to instruct professional agents in gathering evidence and in exploring further the existence and value of assets to target. If the Joint Administrators encounter resistance in making a recovery, formal legal action may be appropriate.

5.7	In addition, if the Insolvency Service decides to proceed with a disqualification, the Joint Administrators will be required to assist the Insolvency Service’s investigators in their work, which may include providing the investigators with access to the Company’s books and records and agreeing statements to be given in evidence of those proceedings.

5.8	At this early stage, it is difficult to estimate the likely time costs and expenses that may be incurred in this work. The Fees and Expenses Estimates presented below reflect the anticipated work in identifying potential causes of action If any are identified and the Joint Administrators consider that additional work is required, they may revert to the relevant creditors to seek approval for fees in excess of the estimate.

5.9	We would comment that significant deficiencies in the information available in regards to the intercompany position between the Company, its US parent and other connected companies. The Joint Administrators have already identified this as a specific area which requires investigation.

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Realisation of assets

5.10	The Statement of Proposals summarises the work carried out by the Joint Administrators to date in realising the Company’s assets. The principal matters that require further work are:

●	Collecting the deferred consideration for the sale of the business and assets as and when it becomes due;

●	Monitoring the purchaser’s licence to trade/occupy and assisting to arrange an assignment or surrender of the lease;

●	Monitoring of the training to be provided by the purchaser to existing students;

●	Pursuing the merchant services provider for any residual balances held; and

●	Establishing if there are sums due in respect of the inter-company balances and should it prove that there are claims in favour of the Company, pursuing settlement of these including the realisation of properties purchased using Company funds.

Trading

5.11	Although the Company is no longer trading, there remain some matters to resolve, such as:

●	Settling all post-appointment accounts with suppliers;

●	Concluding the trading accounts, and

●	Submitting all post-appointment tax returns and settling liabilities

Creditors (claims and distributions)

5.12	As the Statement of Proposals explains, there a number of different classes of creditor involved in the Administration that require the Joint Administrators’ attention. In particular, the Joint Administrators anticipate conducting the following key tasks:

●	Reviewing claims submitted by the tax departments and, where it is appropriate, examining the Company’s records to appeal assessments or adjudicate on the Crown’s claims;

●	Responding to creditors’ queries and logging their claims and supporting information;

●	Maintaining the database as regards creditors’ contact details and claims,

●	Dealing with a creditors’ committee, if one is appointed;

Proposed work to be undertaken by the Joint Liquidators

5.13	At present, it appears possible that there will be sufficient funds to pay a dividend to unsecured creditors (other than by way of the prescribed part). As this will be carried out once the Company has moved from Administration to CVL, separate Fees and Expenses Estimates for the Liquidation have been provided at Appendix V.

5.14	Creditors will appreciate that it is difficult to estimate the time and expenses likely to be incurred by the Joint Liquidators at this time, not least because it is difficult to know when the Company will move from Administration to CVL and consequently what work will have been done by the Joint Administrators by the time that the move takes place. Therefore, although much of the time estimated to be incurred in the activities listed above has been included in the Joint Administrators’ Fees Estimate, in the event that the Administration moves to CVL sooner than anticipated, the Joint Liquidators are likely to incur a proportion of the time currently allocated to the Joint Administrators, for example in concluding the collection of deferred consideration.

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5.15	In any event, the Joint Liquidators will be required to carry out the following activities in addition to continuing to realise the Company’s assets and conduct investigations, where these have not been completed in the Administration.

●	Meeting statutory requirements including: issuing notices on appointment; issuing annual progress reports and a final account to creditors; and completing periodic tax returns;

●	Maintaining case files, which must include records to show and explain the administration of the liquidation and any decisions made by the Joint Liquidators that materially affect the administration;

●	Conducting periodic case reviews to ensure that the liquidation is progressing efficiently, effectively and in line with the statutory requirements;

●	Maintaining and updating the estate cash book and bank accounts, including regular bank reconciliations and processing receipts and payments;

●	Adjudicating on all creditors’ claims with the assistance of solicitors where necessary;

●	Giving notice of the intention to declare a dividend, and

●	Calculating, declaring and paying dividends to creditors and dealing with unclaimed dividends

6.	Other Information to Support the Proposed Fees

6.1	Attached at Appendix V is an estimate of the time that the Joint Administrators envisage the above work will take to complete. Appendix V also provides their estimate of the expenses that have been or are likely to be incurred.

6.2	Please note that the estimates have been provided on the assumptions given below. In the event that it proves necessary for the Joint Administrators to incur additional expenses in performing their duties, they will provide further details in their progress reports, but there is no statutory obligation to ask creditors to approve any adjusted Expenses Estimate. In the event that the Joint Administrators incur time costs in excess of the Fees Estimate, they will only revert to the relevant creditors for approval if they propose to draw any fees in addition to those estimated from the insolvent estate.

6.3	In summary, the Joint Administrators propose that their fees be fixed on the basis of time costs and they estimate that they and their staff will spend time totalling £164,089 in conducting the tasks described. This estimate includes the time spent to date of £47,789, as described in Appendix IV. Further, they estimate that their time costs for the Liquidation will total £43,546.

6.4	The Fees and Expenses Estimates have been compiled on the assumptions set out below. Please note that these are assumptions only for the purposes of preparing the Estimates in accordance with the statutory provisions. It has been assumed that.

●	investigations to the extent described in section 5 above will be carried out;

●	no exceptional work will need to be conducted in order to realise the remaining assets and collect in the deferred consideration;

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●	there will be no requirement to hold a physical creditors’ meeting or additional decision procedure to consider the matters covered by this Proposal; and

●	there will be no need to extend the Administration.

6.5	On the basis of these assumptions, the Joint Administrators do not anticipate that it will be necessary to seek additional approval from the relevant creditors for fees in excess of the Fees Estimate. However, in the event that the Administration does not proceed as envisaged, the Joint Administrators will seek approval for any fees in addition to those estimated that they wish to draw from the insolvent estate.

7.	The Joint Administrators’ Discharge

7.1	The appointment was made under Paragraph 10 of Schedule B1 to the Act upon the application to court by a creditor and the Act requires that an application to court prior to ceasing to act be made by the Joint Administrators to obtain their discharge from liability.

8.	Invitation to Form a Creditors’ Committee

8.1	Attached at Appendix VIII is a Notice of Invitation to Form a Creditors’ Committee The purpose of the Committee is to assist the Joint Administrators in discharging their functions. In particular, a Creditors’ Committee takes on the responsibility for approving the basis of the Joint Administrators’ fees and other costs described above.

8.2	In the absence of a Committee, this responsibility falls to the unsecured creditors. The Joint Administrators do not see a need for a Committee to be formed in this case.

8.3	Notwithstanding this, creditors are entitled to seek the formation of Committee, provided that there are sufficient nominations to form a Committee. At least three nominations would be required and the requisite majority of creditors would also need to object to the proposed decision not to form a Committee. Appendices VII and VIII provide further information on these steps.

9.	Approval Process

9.1	The Joint Administrators are proposing the decisions set out below by means of the process set out in Rule 15.7 (Deemed Consent) of the Rules. Creditors are not required to vote on these proposed decisions, but they may object to their approval. Please see the Notice Seeking Deemed Consent attached at Appendix VII for further information

●	That the Joint Administrators’ Proposals (i.e. the statutory Statement of Proposals at Appendix I), be approved;

●	That a Creditors’ Committee will not be established; and

●	That the Joint Administrators be discharged from liability in respect of any action undertaken by them pursuant to Paragraph 98 of Schedule B1 of the Act, such discharge to take effect when the appointment of Joint Administrators ceases to have effect, as defined by the Act, unless the court specifies a time.

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9.2	the Joint Administrators are seeking creditors’ approval of the proposed decisions set out below by means of a vote by correspondence. Creditors are invited to vote on these proposed decisions by completing and returning the enclosed voting form together with a proof of debt form, if one has not already been submitted. These forms are attached at Appendix VII together with a Notice of Decision Procedure setting out the following proposed decisions:

●	That the Joint Administrators’ fees be fixed by reference to the time given by them and their staff in attending to matters arising in the Administration, such time to be charged at the hourly charge out rate of the grade of staff undertaking the work at the time it was undertaken;

●	That the Joint Administrators be authorised to recover all Category 2 disbursements, calculated on the bases detailed in Quantuma LLP’s Summary; and

●	That the unpaid pre-Administration costs set out in the Joint Administrators’ Proposal be approved.

9.3	The Joint Administrators must receive completed forms by no later than 23 59 on 23 January 2020 to enable your vote to be counted

9.4	Whilst a vote by correspondence is being sought, creditors who meet a statutory threshold as set out in the Notice attached at Appendix VII can require that a physical meeting of creditors be convened. Such a request must be made to the Joint Administrators within 5 business days of the date on which this Proposal was delivered. If you wish to request a physical meeting, please set out in writing which of the decision(s) above you wish the meeting to consider

Should you have any queries in regard to any of the above please do not hesitate to contact Sam Hewitt on 01273 322400 or by e-mail at Sam Hewitt@Quantuma com.

Dated this 8 January 2020

/s/ Nicholas Simmonds
Nicholas Simmonds
Joint Administrator

Licensed in the United Kingdom to act as an insolvency practitioner by the Insolvency Practitioners Association

The affairs, business and property of Legacy Education Alliance International Ltd (In Administration) are managed by the Joint Administrators, who act as agents of the Company and contract without personal liability

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APPENDIX I

Legacy Education Alliance International Ltd (In Administration)

STATEMENT OF THE JOINT ADMINISTRATORS’ PROPOSALS

PURSUANT TO SCHEDULE B1 OF THE INSOLVENCY ACT 1986

Appendix I

to the Joint Administrators’ Proposal

High Court of Justice No. 007199

Legacy Education Alliance International Ltd

In Administration

STATEMENT OF THE JOINT ADMINISTRATORS’ PROPOSALS

PURSUANT TO SCHEDULE B1 OF THE INSOLVENCY ACT 1986

Nicholas Simmonds and Paul Zalkin

Joint Administrators

Quantuma LLP

3rd Floor, 37 Frederick Place, Brighton, Sussex, BN1 4EA

01273 322400

Disclaimer Notice

●	This Statement of Proposals has been prepared by Nicholas Simmonds and Paul Zalkin, the Joint Administrators of Legacy Education Alliance International Ltd, solely to comply with their statutory duty under Paragraph 49, Schedule B1 of the Insolvency Act 1986 to lay before creditors a statement of their proposals for achieving the purposes of the Administration and for no other purpose. It is not suitable to be relied upon by any other person, or for any other purpose, or in any other context

●	Any estimated outcomes for creditors included in this Statement of Proposals are illustrative only and cannot be relied upon as guidance as to the actual outcomes for creditors

●	Any person that chooses to rely on this document for any purpose or in any context other than under Paragraph 49, Schedule B1 of the Insolvency Act 1986 does so at their own risk. To the fullest extent permitted by law, the Joint Administrators do not assume any responsibility and will not accept any liability in respect of this Statement of Proposals.

●	The Joint Administrators act as agent for Legacy Education Alliance International Ltd and contract without personal liability. The appointment of the Joint Administrators is personal to them and, to the fullest extent permitted by law, Quantuma LLP does not assume any responsibility and will not accept any liability to any person in respect of this Statement of Proposals or the conduct of the Administration

●	All licensed Insolvency Practitioners of Quantuma LLP are licensed in the UK to act as Insolvency Practitioners

Legacy Education Alliance International Ltd (In Administration)

Statement of Joint Administrators’ Proposals

Pursuant to Schedule B1 of the Insolvency Act 1986

Contents

1.	Introduction

2.	Background to the Company

3.	Events Leading to the Administration

4.	The Purpose of the Administration

5.	Management of the Company’s Affairs since the Joint Administrators’ Appointment

6.	The Statement of Affairs and the Outcome for Creditors

7.	The Joint Administrators’ Fees

8.	Approval of the Statement of Proposals

9.	Summary of the Joint Administrators’ Statement of Proposals

Attachments

A	Definitions

B	Statutory Information

C	Estimated Financial Statement as at 15 November 2019 and Creditors’ Details

D	Estimated Outcome Statement

E	The Joint Administrators’ Receipts and Payments Account and Trading Account to 6 January 2020

Legacy Education Alliance International Ltd (In Administration)

Statement of Joint Administrators’ Proposals

Pursuant to Schedule B1 of the Insolvency Act 1986

1.	Introduction

1.1	This Statement of Proposals is prepared pursuant to Schedule B1 of the Act in relation to the Company, the purposes of which are to provide creditors with a full update as to the present position and to set out the Joint Administrators’ proposals for achieving an Administration objective

1.2	The Statement of Proposals also includes information required to be provided to creditors pursuant to the Rules. Definitions of the terms used in the Statement of Proposals are provided in Attachment A and statutory information pertaining to the Company is set out in Attachment B.

1.3	This Statement of Proposals is being delivered to creditors on 8 January 2020

1.4	Creditors are invited to decide whether to approve the Joint Administrators’ proposals Section 8 provides further details on this decision process.

2.	Background to the Company

2.1	The business was established in 2001 and the principal activity of the Company was to provide training and mentorships in regards to property investment, and traded from a serviced office at 5 Kew Road, Richmond, Surrey TW9 2PR.

2.2	The Company appears to have experienced both profitable and unprofitable periods of trading since it was incorporated. At this early stage of the administration, it is difficult to be able to comment on what exactly has caused the Company’s insolvency, however, we can advise that our appointment has come about as a result of a petition by Progressio Limited, Motion International Limited, Limitless Lifestyle Limited and Assetree Limited (“the Petitioning Creditors”) to have the Company placed into administration.

2.3	The Joint Administrators will review the possible causes for the Company’s insolvency as part of their statutory duties to investigate the affairs of the Company and its directors.

Overview of Financial Information

2.4	Extracts from the audited accounts for the 12 months to 31 December 2017, 12 months to 31 December 2016, and to 31 December 2015 are shown below.

2.5	Please note that this information has not been verified by the Joint Administrators or by Quantuma LLP. Furthermore, the comments below each table reflect management’s explanations of the amounts included in the profit and loss account and balance sheet.

Legacy Education Alliance International Ltd (In Administration)

Statement of Joint Administrators’ Proposals

Pursuant to Schedule B1 of the Insolvency Act 1986

Summary Profit and Loss Account

	Audited Statutory Accounts for	Audited Statutory Accounts for	Audited Statutory Accounts for year
	year to 31/12/17	year to 31/12/16	to 31/12/15
	£	£	£
Turnover	22,460,462	17,411,641	10,177,559
Cost of Sales	(16,955,429)	(15,129,912)	(12,563,138)
Gross Profit/(Loss)	5,505,033	2,281,729	(2,385,579)
Gross Margin %	%	%	%
Other Expenses	(3,742,047)	(2,986,081)	(2,074,117)
(L)/EBIT	1,762,986	(704,352)	(4,459,696)

Source: Audited Accounts

Summary Balance Sheet

	Audited Statutory Accounts for	Audited Statutory Accounts for	Audited Statutory Accounts for
	year to 31/12/17	year to 31/12/16	year to 31/12/15
	£	£	£
Tangible assets	22,893	17,079	19,974
Fixed assets	22,893	17,079	19,974
Current Assets
stock	48,218	117,762	79,685
debtors	12,241,294	10,463,234	4,030,662
cash at bank	526,986	151,005	430,580
	12,816,498	10,732,001	4,540,927
Liabilities
Trade creditors	(20,215,918)	(19,888,593)	(12,996,062)
Total Liabilities	(20,215,918)	(19,888,593)	(12,996,062)
Net Assets/(Liabilities)	(7,376,527)	(9,139,513)	(8,435,161)

Source: Audited Accounts

Management and Employees

2.6	As at 15 November 2019, the Company employed 26 staff.

2.7	Statutory information on the Company, including details of the Directors, Company Secretary, and Shareholders is provided at Attachment B.

Legacy Education Alliance International Ltd (In Administration)

Statement of Joint Administrators’ Proposals

Pursuant to Schedule B1 of the Insolvency Act 1986

3.	Events leading to the Administration

3.1	On 15 November 2019, Nicholas Simmonds, and Paul Zalkin of Quantuma LLP were appointed Joint Administrators of the Company following an Administration Order granted by the Court on the application of the Petitioning Creditors.

3.2	The Joint Administrators confirm that they are authorised to carry out all functions, duties and powers by either one or both of them.

3.3	Prior to administration, the Joint Administrators were approached by the Petitioning Creditors in order to determine if they would be willing to accept the appointment. After confirming their willingness to act and having no known conflict preventing any such appointment, the Joint Administrators assisted with the petition for the Company to be placed into administration by providing a witness statement comparing the likely outcome for creditors if the Company were to be placed in administration instead of entering a Company Voluntary Arrangement

3.4	For creditors’ general information, the EC Regulation on insolvency proceedings applies in this case, and these proceedings are the main proceedings.

3.5	In compliance with the General Data Protection Regulation, creditors, employees, shareholders, directors and any other stakeholder who is an individual (i.e not a corporate entity) in these insolvency proceedings is referred to the Privacy Notice in respect of Insolvency Appointments, which can be found at this link www.quantuma.com/legal-notices/.

4.	The Purpose of the Administration

4.1	The purpose of an Administration is set out in Schedule B1, Paragraph 3(1) of the Act. In short, this provides that an Administrator of a company must perform his functions with the objective of:

●	rescuing the company as a going concern, or

●	achieving a better result for the creditors as a whole than would be likely to be achieved if the company were wound up (without first being in Administration), or

●	realising property in order to make a distribution to one or more secured or preferential creditors

4.2	These objectives form a hierarchy the rescue of a company is the priority. If this is not possible, the Administrator seeks to achieve a better result for the creditors as a whole. In the event that this cannot be achieved, then the Administrator is permitted to realise assets for the benefit of the preferential or secured creditors.

4.3	The Joint Administrators would comment that objective 1 was not achievable, due to a lack of creditor support. As such, the Joint Administrators did not consider it possible to restructure the existing business or propose a Company Voluntary Arrangement.

4.4	The second objective is normally achieved by means of a sale of the business and assets as a going concern. The Joint Administrators would comment that the Administration has enabled a sale of the business and assets to be achieved.

Legacy Education Alliance International Ltd (In Administration)

Statement of Joint Administrators’ Proposals

Pursuant to Schedule B1 of the Insolvency Act 1986

4.5	A detailed account of how the Joint Administrators have sought to achieve the objective of the Administration is set out below.

5.	Management of the Company’s Affairs since the Joint Administrators’ Appointment

5.1	Immediately upon appointment the Joint Administrators undertook a review of the Company’s affairs with particular regard to its financial and resource requirements. This assessment was carried out in liaison with the remaining management of the Company

The sale of the Company’s business and assets

5.2	It was decided by the Joint Administrators shortly after their appointment that the Company’s business may hold a significant value and as such it was decided that the Company’s employees should be retained and its offices kept open to allow a short period of marketing to take place.

5.3	Axia Valuation Services were instructed by the Joint Administrators on 15 November 2019 to value and market the Company’s business and assets. The sale was advertised online as well as being directly marketed to Axia’s contacts across the sector. A broader marketing campaign was not deemed to be appropriate in this circumstance due to the damage likely to be caused by news of the administration leaking onto social media, and reducing the value of the Company’s goodwill.

5.4	A total of 21 expressions of interest were received by Axia with three offers being made before the deadline of 22 November 2019.

5.5	One such offer was for £150,000 and was subject to additional due diligence. A further offer of £200,000 was received from a connected party and a third offer of £301,000 was received from an unconnected party. All offers incorporated the fulfilment of training courses for students who have already paid for training.

5.6	The third offer, being the highest by £101,000, was subsequently accepted by the Joint Administrators upon the advice of Axia. Initial consideration paid on completion totalled £100,000 with the remaining £201,000 to be paid in monthly instalments over a period of 12 months

5.7	The sale incorporated furniture, equipment, goodwill, the benefit of business contracts and intellectual property rights.

Assets remaining to be realised

Intercompany loans

5.8	An initial review of the Company’s records has identified a number of loans to connected companies. The loans total £741,150 and we believe these have been utilised to purchase investment properties We have written to the director of the two companies in question and placed him on notice not to dissipate these assets as we believe that we are the sole creditor of both entities. This has been followed up by a letter from our solicitors advising of the same and requesting a meeting to discuss the loans in more detail

Legacy Education Alliance International Ltd (In Administration)

Statement of Joint Administrators’ Proposals

Pursuant to Schedule B1 of the Insolvency Act 1986

5.9	In addition to the above, significant discrepancies have been identified in the intercompany balances across the wider Legacy group. The Joint Administrators are in the process of reviewing this in more detail.

Rent Deposits

5.10	The Company has paid a number of rent deposits to Regus in respect of several serviced offices which were used by the Company. It is anticipated that these deposits will remain with the leases when they are assigned to the purchaser in due course, who will then in turn reimburse the administration.

Funds from Merchant Services

5.11	The Company utilised the services of Wirecard as their merchant services provider Upon appointment we placed Wirecard on notice advising that no charge backs should be processed as students will be having their training honoured by the purchaser going forwards and requesting any credit balances be paid across to the administration. To date Wirecard have not confirmed the credit balance and as such the estimated to realise value is currently uncertain.

Post appointment strategy

5.12	Immediately following the appointment of the Joint Administrators on 15 November 2019, members of the Joint Administrators’ staff attended the Company’s site to advise employees of the Joint Administrators’ appointment. Staff were briefed with regards to the Administration and informed that marketing had commenced in order to find a purchaser for the Company’s business and assets All members of staff were retained and minimal trading activities were preserved whilst the marketing process completed. A sale successfully completed on 26 November 2019 to Mayflower Alliance Limited.

5.13	The Joint Administrators’ staff are in the process of collating creditors’ claims and have handled creditors’ queries as they have arisen which include telephone calls and correspondence.

5.14	The Joint Administrators’ legal advisors advised in respect of all legal issues arising on the sale of business and assets and have been assisting the Joint Administrators with post appointment matters.

5.15	Legal advice has been required in relation to the various properties and leases. Mayflower Alliance Ltd was granted a licence to occupy various leasehold properties of the Company on completion of the sale of business and assets whilst consent is obtained from the relevant landlords for the assignment of the leases. The Joint Administrators have instructed their legal advisers to manage the assignment of leases and this process is ongoing.

5.16	To advise on appropriate legal matters and to prepare required legal documentation, the Joint Administrators instructed Veale Wasbrough Vizards LLP, a firm of lawyers with the appropriate expertise and experience in dealing with these types of Administrations.

Legacy Education Alliance International Ltd (In Administration)

Statement of Joint Administrators’ Proposals

Pursuant to Schedule B1 of the Insolvency Act 1986

5.17	In addition, Axia Valuation Services, a firm of valuing and marketing agents, was instructed by the Joint Administrators to undertake inventories and valuations of stock, plant and equipment, fixtures and fittings and other chattel assets where appropriate. The agents also advised on the best method of disposal of those assets and assisted in their disposal, as well as assisted with claims of retention of title and security.

5.18	All professional fees are based upon the parties’ recorded time costs incurred at their standard charge out rates and will be reviewed by the Joint Administrators’ staff before being approved for payment.

Investigation into the Company’s Affairs Prior to the Administration

5.19	The Joint Administrators are undertaking a review of the Company’s trading activities in order to establish whether or not there are actions that may be taken for the benefit of the Administration and consequently to enable a conduct report to be submitted in respect of Company directors in office at the commencement of the Administration and any who resigned in the three years prior to the Administration

5.20	Should any creditor have any concerns about the way in which the Company’s business has been conducted or information on any potential recoveries for the estate, they are invited to bring them to the attention of the Joint Administrators as soon as they are able.

6.	The Statement of Affairs and the Outcome for Creditors

6.1	The Directors have not to date submitted a signed Statement of Affairs, albeit they are currently in the process of drafting this after being requested to do so by the Joint Administrators. An Estimated Financial Statement of the Company, together with a list of the creditors, is attached at Attachment C for creditors’ information These details have been extracted from the Company’s records and therefore no warranty can be given to the accuracy of the details given

6.2	In accordance with the standard format of a Statement of Affairs, no provision has been made in the Statement for the costs of the Administration (including agents, legal and other professional fees)

6.3	The Joint Administrators have not carried out any work of the nature of an audit on the information.

6.4	Section 176A of the Act requires Administrators to make a prescribed part of the company’s net property, which is the balance remaining after discharging the preferential claims but before paying the floating charge-holder, available for the satisfaction of unsecured debts.

6.5	In this case, the prescribed part provision does not apply, as there is no debt due to any secured creditor.

6.6	The Joint Administrators do not propose to make an application to court under Section 176A(5) of the Act to disapply the prescribed part provisions, because in any event it is anticipated that there will be no prescribed part.

6.7	As demonstrated in the Estimated Outcome Statement attached at Attachment D, on the basis of the costs incurred to date and the estimated further costs to be incurred in bringing the Administration to a conclusion, it is anticipated that there may be sufficient funds to pay a dividend to unsecured creditors Due to the possible distribution to unsecured creditors, you are requested to submit claims to the address on the front of this report. A Proof of Debt form is provided in the document to which this forms an appendix.

Legacy Education Alliance International Ltd (In Administration)

Statement of Joint Administrators’ Proposals

Pursuant to Schedule B1 of the Insolvency Act 1986

6.8	Attached at Attachment D is the Joint Administrators’ receipts and payments account for the period from 15 November 2019 to 6 January 2020.

7.	The Joint Administrators’ Fees

7.1	The Joint Administrators propose to be remunerated on the basis of the time properly given by the Joint Administrators and their staff in attending to matters arising in the Administration, such time to be charged at the prevailing standard hourly charge out rates used by Quantuma LLP at the time the work is performed (plus VAT); and on the basis of the time properly given by the Joint Liquidators and their staff in attending to matters arising in the Liquidation, such time to be charged at the prevailing standard hourly charge out rates used by Quantuma LLP at the time the work is performed (plus VAT) for the Liquidation in the event that the Company exits into Creditors’ Voluntary Liquidation or Compulsory Liquidation and the Joint Administrators become the Joint Liquidators

7.2	The Joint Administrators will seek approval for the basis of their fees from the unsecured creditors, unless a Creditors’ Committee is established

7.3	Information to support the proposed basis of the Joint Administrators’ fees, together with the Statement of pre-Administration costs, is provided in the Joint Administrators’ Proposal, to which this Statement of Proposals forms an appendix

8.	Approval of the Statement of Proposals

8.1	The Joint Administrators are seeking creditors’ approval of the Statement of Proposals, which are summarised in Section 9, by means of the process set out in Rule 15.7 (Deemed Consent) of the Rules.

8.2	Attached to the Joint Administrators’ Proposal, to which this Statement of Proposals forms an appendix, is a Notice Seeking Deemed Consent, which describes how creditors may object to the acceptance of the Statement of Proposals or to the other proposed decisions.

8.3	Creditors who meet a statutory threshold as set out in the Notice can require that a physical meeting of creditors be convened. Such a request must be made to the Joint Administrators within 5 business days of the date on which the Statement of Proposals was delivered.

8.4	Unless the Joint Administrators receive the requisite number of objections to the proposed decision to approve the Statement of Proposals or of requests to convene a physical meeting as set out in the Notice, creditors will have deemed to have consented to approve the Statement of Proposals.

9.	Summary of the Joint Administrators’ Statement of Proposals

9.1	The Statement of Proposals which creditors are invited to consider, is summarised below.

Legacy Education Alliance International Ltd (In Administration)

Statement of Joint Administrators’ Proposals

Pursuant to Schedule B1 of the Insolvency Act 1986

9.2	In order to achieve the purpose of the Administration, the Joint Administrators formally propose to creditors that:

●	the Joint Administrators continue to manage the business, affairs and property of the Company in order to achieve the purpose of the Administration, in particular that:

(i)	they collect the deferred sale consideration in relation to the sale of the Company’s business and assets,

(ii)	they investigate and, if appropriate, pursue any claims that the Company may have against any person, firm or company, whether in contract or otherwise, including any officer or former officer of the Company or any person, firm or company that supplies or has supplied goods or services to the Company, and

(iii)	they do all such things and generally exercise all their powers as Joint Administrators as they consider desirable or expedient at their discretion in order to achieve the purpose of the Administration or protect and preserve the assets of the Company or maximise the realisations of those assets, or of any purpose incidental to these activities

●	the Joint Administrators make distributions to any secured or preferential creditors in accordance with Paragraph 65 of Schedule B1 of the Act. Further, they may make a distribution to unsecured creditors, having first sought the court’s permission in accordance with Paragraph 65(3) of Schedule B1 of the Act where necessary

●	the Joint Administrators end the Administration in one of the following ways, appropriate to the circumstances of the case at the time:

(i)	in the event that the Joint Administrators think that a distribution will be made to unsecured creditors (and they have not sought the court’s permission, and are otherwise unable, to pay the distribution whilst the Company is in Administration), they shall send to the registrar of companies notice to move the Company from Administration to Creditors’ Voluntary Liquidation. In such circumstances, Nicholas Simmonds and Paul Zalkin will be appointed Joint Liquidators and will be authorised to act either jointly or separately in undertaking their duties as Liquidator. Creditors may nominate a different person or persons as the proposed liquidator or liquidators in accordance with Paragraph 83(7)(a) of Schedule B1 of the Act and Rule 3 60(6)(b) of the Rules, but they must make the nomination or nominations at any time after they receive the Statement of Proposals, but before it is approved. Information about the process of approval of the Statement of Proposals is set out at Section 8; or

(ii)	in the unlikely event that there is no remaining property that might permit a distribution to the Company’s creditors, they shall file a notice of dissolution of the Company pursuant to Paragraph 84 of Schedule B1 of the Act; or

(iii)	alternatively, and should there be no likely funds to distribute to unsecured creditors, the Joint Administrators may seek to place the Company into Compulsory Liquidation in order to bring proceedings that only a Liquidator may commence for the benefit of the estate. In such circumstances, Nicholas Simmonds and Paul Zalkin may ask the court that they be appointed Joint Liquidators, to act either jointly or separately in undertaking their duties as Liquidator.

Legacy Education Alliance International Ltd (In Administration)

Statement of Joint Administrators’ Proposals

Pursuant to Schedule Bl of the Insolvency Act 1986

Dated this 8 January 2020

/s/ Nicholas Simmonds
Nicholas Simmonds
Joint Administrator

The affairs, business and property of Legacy Education Alliance International Ltd (in Administration) are managed by the Joint Administrators, who act as agents of the Company and contract without personal liability

ATTACHMENT A

DEFINITIONS

The Act	The Insolvency Act 1986

The Rules	The Insolvency Rules 1986 or the Insolvency (England & Wales) Rules 2016 (whichever applied at the time of the event described)

The Statement of Proposals	The Statement of the Joint Administrators’ Proposals prepared pursuant to Paragraph 49(1) of Schedule B1 of the Act

The Joint Administrators	Nicholas Simmonds and Paul Zalkin

The Company	Legacy Education Alliance International Ltd (in Administration)

The Court	High Court of Justice

EBIT	Earnings before interest and tax

SPA	Sale & Purchase Agreement

RPO	The Redundancy Payments Office

HMRC	HM Revenue & Customs

ROT	Retention of Title

EOS	Estimated Outcome Statement

PP or Prescribed Part	The Prescribed Part of the Company’s net property subject to Section 176A of the Insolvency Act 1986

QFCH	Qualifying Floating Charge Holder

SIP	Statement of Insolvency Practice (England & Wales)

TUPE	Transfer of Undertakings (Protection of Employment) Regulations

ATTACHMENT B

Legacy Education Alliance International Ltd (IN ADMINISTRATION)

STATUTORY INFORMATION

Company Name	Legacy Education Alliance International Ltd

Previous Name(s)

Trading Name(s)

Proceedings	In Administration

Court	High Court of Justice

Court Reference	007199 of 2019

Date of Appointment	15 November 2019

Joint Administrators	Nicholas Simmonds and
Paul Zalkin
Quantuma LLP
3rd Floor, 37 Frederick Place, Brighton, Sussex, BN1 4EA

Registered office Address	c/o Quantuma LLP, 3rd Floor, 37 Frederick Place, Brighton, Sussex, BN1 4EA

Company Number	04311733

Incorporation Date	26/10/2001

Appointment by	The Petitioning Creditors

Directors at date of Appointment	Anthony Humpage
James May

ATTACHMENT C

Legacy Education Alliance International Ltd (IN ADMINISTRATION)

ESTIMATED FINANCIAL STATEMENT AS AT 15 NOVEMBER 2019 AND CREDITORS’ DETAILS

Insolvency Act 1986

Legacy Education Alliance International Ltd

Estimated Statement Of Affairs as at 15 November 2019

	Book Value	Estimated to Realise
	£	£	£

ASSETS
Cash at Bank			507,236.00
Sale of business			301,000.00
Intercompany loans	Uncertain		Uncertain
Rent deposits	Uncertain		Uncertain
Funds from merchant services	Uncertain		Uncertain
			808,236 00

LIABILITIES
PREFERENTIAL CREDITORS:-
			NIL
			808,236.00

DEBTS SECURED BY FLOATING CHARGES PRE 15 SEPTEMBER 2003
OTHER PRE 15 SEPTEMBER 2003 FLOATING CHARGE CREDITORS
			NIL
			808,236.00

Estimated prescribed part of net property where applicable (to carry forward)			NIL
			808,236.00

DEBTS SECURED BY FLOATING CHARGES POST 14 SEPTEMBER 2003
			NIL
			808,236.00

Estimated prescribed part of net property where applicable (brought down)			NIL
			808,236.00

Unsecured non-preferential claims (excluding any shortfall to floating charge holders)
Trade & Expense Creditors		1,182,379.00
Landlord		37,462.00
HM Revenue and Customs		260,971.00
			1,480,812.00
Estimated deficiency/surplus as regards non-preferential creditors (excluding any shortfall in respect of F.C’s post 14 September 2003)			(672,576.00)
			(672,576.00)
Issued and called up capital
Ordinary Shareholders		2,500,000.00
			2,500,000.00
TOTAL SURPLUS/(DEFICIENCY)			(3,172,576.00)

Quantuma LLP
Legacy Education Alliance International Ltd
Company Creditors

Name	Address	£
Ajc Group	40 Wappenham Road, Abthorpe, Towcester, Northampton, NN15 8QU	5,880.00
Annie Davidson Coaching	Old Copwood, Roacks Road, Uckfield, East Sussex, TN22 3PT	1,060.00
Archibald Marckay LTD	3 Succoth Gardens, Edinburgh, Midlothian, EH12 6BR	147,373.82
Archive Document Data Storage	72 Waterside Trading Centre, Trumpers Way, London, W7 2QD	755.60
Assetree Ltd	128 Stag Lane, Edgeware, HA8 5LL	48,990.41
Impression Associates Limited	30 Oakfield Avenue, Chesterfield, Derbyshire, S40 3IE	Uncertain
APM Project Management	3 Watford Avenue, Halifax, HX3 8QL	Uncertain
B V Training Ltd	237A High Greave, Sheffield, S5 5GS	38,732.96
BHCS LTD	22A Bath Road, Melksham, Wiltshire, SN12 6LP	8,800.00
Bluejay 14 Business Consultants Limited	28A Hull Road, Cottingham, East Yorkshire, Hu16 4PX	42,738.00
Bindefeld Consulting Ltd	Delamere, Clock House, High Road, Great Finborough, Stowmarket, Suffolk, IP14 3AP	Uncertain
Building Success Ltd	C/O Michael Stuart Associates, Jubilee House, 3 The Drive, Great Warley, Brentwood, CM13 3FR	Uncertain
Cat Settle Ltd	Barn House Farm, Oak Lane, Kerridge, SK10 5AL	72.90
CVW Property Holdings Ltd	Milton House, 33a Milton Road, Hampton, Middlesex, TW12 2LL	Uncertain
Crystal Enterprises KLG	Hofwiesenstrasse 152, Zurich, Switzerland, 8057	Uncertain
Catrock Trustees Ltd	5/94 Glengarry Road, Glen Eden, Auckland, New Zealand, 0602	Uncertain
Dash Education	1927 36 Avenue North, St Petersburg, Florida, USA, 33713	4,586.60
Drum Recruitment Ltd	8 Saxon Place, Lymington, SO41 9EZ	4,560.00
Digital Target Marketing	180 East Inlet Drive, Palm Beach, Florida, USA, 33480	Uncertain
Edge Tax Professional Services Ltd	Unit B1, Vantage Office Park, Old Gloucester Road, Bristol, BS16 1RS	12,000.00
Erpingham Gate Ltd	1 Prospect Quay, 98 Point Pleasant, London, SW18 1PR	5,280.00
Essential Management Ltd	28 Warrington Drive, New Oscott, Birmingham, B23 5YP	5,040.00
Express Vending	Unit 1 Finway Road, Hemel Hempstead, Hertfordshire, HP2 7PT	2,621.05
EKL Consultancy Ltd	C/O Property Accounts, 49 Pell Street, Reading, RG1 2NX	Uncertain
Finding Freedom Ltd	4 Prince Albert Street, London, NW17 5SN	2,385.67
Future Performance Coaching	6 Mone Street, London, SW18 1SL	58,496.22
Growing Step Consulting Company Inc	6770 Tisdale Street, Vancouver, British Columbia, V6P 3M7, Canada	3,109.13
Gee & H Limited	Suite A4, Skylon Court, Coldnose Road, Rotherwas, Hereford, HR2 6JS	Uncertain
HM Revenue & Customs	Warkworth House, Benton Park View, Longbenton, Newcastle Upon Tyne, NE98 1ZZ	260971.00
PNX Ltd	21 Admiralty Way, Teddington, TW11 0NL	14,547.20
Highland Lion Properties	12 Chestnut Gait, Stewarton, KA3 3DS	Uncertain
HPI UK Holding Ltd	Rosewood London, 252 High Holborn, London, WC1V 7EN	Uncertain
I Will Know Someone Ltd	13 Kinnaird Avenue, London, W4 3SH	61,963.24
IG Property International Ltd	Milton House, 33a Milton Road, Hampton, Middlesex, TW12 2LL	Uncertain
Joyn Consulting	Suite A4 Skylon Court, Rotherwas, Hereford, HR2 6JS	Uncertain

Jprop Consultancy Ltd	125 Astonville Street, Southfields, London, SW18 5AQ	Uncertain
JK Property Management Maintenance Ltd	16 Cloverbank, Kingsworthy, Winchester, SO23 7TP	Uncertain
Kie Ltd	2 Wyndham Road, Kingston upon Thames, KT2 5SJ	4,393 88
Kinetic Consulting International	Court Yarn Barn, Tamworth Road, Middleton, B78 2BD	Uncertain
Lyreco Uk Limited	Deer Park Court, Donnington Wood, Teleford, Shroshire, TF2 7NB	266.63
Lurline Property Ltd	Suite A4 Skylon Court, Rotherwas, Hereford, HR2 6JS	Uncertain
Lurline Services Limited	Suite A4 Skylon Court, Rotherwas, Hereford, HR2 6JS	Uncertain
Lion Consultancy Group	24 Pines Avenue, Worthing, BN14 9JQ	Uncertain
Mahady Consultants Ltd	Suite 4A Skylon Court, Rotherwas, Hereford, HR2 6JS	15,163.72
Mcmichael Concepts Ltd	The Sheiling, 2 Soonhope Holdings, Peebles, EH45 8BH	2,735.54
Millnet Limited	Stapleton House, 29-33 Scrutton Street, London, EC2A 4HU	516.00
Motion International Ltd	the old saw mills, Newham Bottom, Ruardean, Gloucestershire, GL17 9UB	218,359.21
Mypropertyapp Ltd	28 the gateways, Bradford, West Yorkshire, BD12 8DG	Uncertain
MPMASS Consulting	1714 Blackwater Court, London, Ontario, Canada, NSX3B5	Uncertain
M & S Greenwood Ltd	Boon & Worth, Suite 4, Skylon Court, Coldnose Road, Rotherwas, Hereford, HR2 6JS	Uncertain
Netcel Communications Ltd	16 Turpins Chase, Oaklands, Welwyn, Hertfordshire, AL 6 0RA	4,200.00
Nena Consulting Ltd	Suite A4 Skylon Court, Rotherwas, Hereford, HR2 6JS	Uncertain
N8 Living Limited	Suite A4 Skylon Court, Colonade Road, Rotherwas, Hereford, HR2 6SL	Uncertain
Opes Libertas Ltd	31 Broom Close, Wath upon Dearne, Rotherham, S63 7JU	3,000.00
Petersfield Partnership Ltd	Ground Floor, Building 1000, Lakeside, North Harbour, Western Road, Portsmouth, PO6 3EZ	83,190.00
Portobello Blue Ltd	Suite 4A Skylon Court, Coldnose Road, Rotherwas, Hereford, HR2 6JS	500.00
Praesidio Consulting Ltd	10 Littlebourne Road, Maidstone, Kent, ME14 5QP	81,625.70
Progressio Ltd	76 Camden Road, Tunbridge Wells, TN1 2QP	236,868.00
Progress H Ltd	C/O Optimise Accountants, Unit 3 Jubilee House, 31-33 Meadow Lane, Long Eaton, Nottingham, NG10 2FE	Uncertain
Property SQ2 Limited	33A Milton Road, Hampton, TW12 2LL	Uncertain
Regus	45/FN The Lee Gardens, 33 Hysan Ave, Causeway Bay, Hong Kong	37,462.24
Fast Lane Success	19/21 Swan Street, West Malling, Kent, ME19 6JU	10,318.84
Ruptured Spark	52 Bostock Avenue, Northampton, Northants, NN1 4LN	180.00
Russell Spring Ltd	Old Copwood Rocks Road, Uckfield, TN11 3PT	5,100.00
Oakhurst Property Investment	Oakeley, Cromer Road, Holt, Norfolk, NR25 6DZ	Uncertain
Reven ISR Consultancy Ltd	Suite A4 Skylon Court, Rotherwas, Hereford, HR2 6S	Uncertain
Rock Bridge Consultancy Ltd	13 The Drive, Northwood, HA6 1HQ	Uncertain
Reliable Networking Australia PTY Ltd	39 Dorneywood Way, Landsdale, Western Australia, 6065	Uncertain
Creative Property Mentor Ltd	5 Oakridge Close, Leicester, LE5 1UP	4,700.00
Sirius Stars	Hesketh House, 43-45 Portman Square, London, W1H 6HN	2,200.00
Southern Environmntal Services Limited	9 Buster Walk, Petersfield, Hampshire, GU31 4NS	1,035.24
The Sullivan Partnership	6 Thorngrove Road, Wilmslow, Cheshire, SK9 1DD	Uncertain
Talking Technology Ltd	11 Palmerston Road, Sutton, Surrey, SM1 4QL	702.14
Tartan Jelly Ltd	Milton House, 33a Milton Road, Hampton, Middlesex, TW12 2LL	11,205.00
Tutum Management Ltd	3rd Floor Scottish Mutual House, 27-29 North Street, Hornchurch, RM11 1RS	Uncertain
Table Group Consulting	71 Parkers Road, Crewe, CW1 4TP	Uncertain

Trendon Management Ltd	49 Pell Street, Reading, RG1 2NX	Uncertain
Trinity Digital	PO Box 20153, Big Bay, Cape Town, Western Cape, 7448, South Africa	Uncertain
Vivacious Consulting Limited	4 Harris Street, Waitara, New Zealand, 4320	Uncertain
Whytbank Services Ltd	Whytbank Farmhouse, Clovenfords, Galashields, Selkirkhire, TD1 1UF	1,000.00
Woodstone Property Solutions Ltd	Unit 2, 1-4 Waverley Terrace, Sunderland, SR4 6TA	1,700.00
Wildon Consultancy Ltd	C/O Dynamix Accountancy, Dane John Works, Gordon Road, Canterbury, Kent, CT13 9DA	Uncertain
Wakefield Lettings & Consultancy Services Ltd	34 Cotton Street, Wakefield, WF2 8DZ	Uncertain
Woking Print & Publicity Ltd	The Print Works, St Johnslye, St Johns, Woking, Surrey, GU21 7RS	Uncertain
Zulu Enterprises Limited	21 Heath Court, Heath Close, Swansea, SA3 5QF	24,426.91
Total		**1,480,812.85**

Legacy Education Alliance International Ltd

Schedule of Special Creditor Groups

Special Creditor Groups

Creditor Group	Number of creditors in group	Total amount of claims (estimated)
Consumers claiming amounts paid in advance for the supply of goods and services and other individuals	52	£124,649

Note: These figures are based upon enquiries to date and are likely to increase significantly during the course of the liquidation.

Legacy Education Alliance International Limited - In Administration
ESTIMATED OUTCOME STATEMENT
as at 6 January 2020

			Estimated
	Notes	R&P	Outcome
		£	£

Assets
Cash at Bank	1	507,236	507,236
Sale of business	2	100,000	301,000
lntercompany loans	3	-	Uncertain
Rent deposits	4	-	Uncertain
Funds from merchant services	5	-	Uncertain

Total		607,236	808,236

Cost of Realisations
Administrators’ Fees (Pre-Appointment)		-	(21,221)
Administrators’ Fees (Post-Appointment)		-	(164,089)
Administrators’ Disbursements		-	(1,000)
Agent’s costs	6	-	(30,000)
Legal costs	7	-	(22,500)
Petitioners’ costs		-	(109,955)
Total		-	(348,765)

Total assets available for Unsecured Creditors			459,471

Unsecured Creditors
Trade & Expense			(1,298,241)
Landlord			(37,462)
HM Revenue & Customs			(260,971)
Customer Refunds	8		Uncertain
			(1,596,674)

Estimated surplus/(deficiency) to Creditors			(1,137,203)

Estimated Unsecured Creditors recovery			28.8%

Legacy Education Alliance International Ltd (IN ADMINISTRATION)

THE JOINT ADMINISTRATORS’ RECEIPTS AND PAYMENTS ACCOUNT AND TRADING ACCOUNT TO 6 JANUARY 2020

Legacy Education Alliance International Ltd

(In Administration)

Joint Administrators’ Summary of Receipts and Payments

To 06 January 2020

RECEIPTS	Statement of Affairs (£)	Total (£)

Funds advanced by interested party		72,039 99
Cash at Bank	507,236.00	507,236.37
Sale of business	301,000.00	100,000.00
Bank Interest Gross		3.42
lntercompany loans	Uncertain	0.00
Rent deposits	Uncertain	0.00
Funds from merchant services	Uncertain	0.00
		679,279.78
PAYMENTS

Direct Labour		24,184.99
Venue costs		43,176.66
Trade & Expense Creditors	(1,182,379.00)	0.00
Landlord	(37,462.00)	0.00
HM Revenue and Customs	(260,971 00)	0.00
Ordinary Shareholders	(2,500,000.00)	0.00
		67,361.65
Net Receipts/(Payments)		611,918.13

MADE UP AS FOLLOWS

Bank 1 Current	607,239 79
VAT Receivable/ (Payable)	4,678.34
611,918.13

APPENDIX II

Legacy Education Alliance International Ltd (In Administration)

BREAKDOWN OF PRE-ADMINISTRATION TIME COSTS FOR QUANTUMA LLP

Time Entry - Detailed SIP9 Time & Cost Summary

6005475 - Legacy Education Alliance International Ltd
To 15/11/2019
Project Code PRE

Classification of Work Function	Partner	Manager	Other Senior Professionals	Assistants & Support Staff	Total Hours	Time Cost (£)	Average Hourly Rate (£)
100 Administration & Planning	17.10	0.00	0.00	0.00	17.10	6,327.00	370.00
103 IPS Case / File set up/ Filing	23.00	0.00	0.00	0.00	23.00	8,510.00	370.00
104 General Administration	1.00	0.00	0.00	0.00	1.00	370.00	370.00
105 Case strategy / Review	15.50	0.00	0.00	0.00	15.50	5,735.00	370.00
Admin & Planning	**56.60**	**0.00**	**0.00**	**0.00**	**56.60**	**20,950.00**	**370.00**
652 IPS Case Set Up	0.00	0.00	0.00	1.40	1.40	140.00	100.00
659CVL Preparing BM/GM/Written Resolution Docs	0.00	0.00	0.40	0.00	0.40	78.00	195.00
660CVL Preparing Statement of Affairs	0.00	0.20	0.00	0.00	0.20	53.00	265.00
Pre Appointment	**0.00**	**0.20**	**0.40**	**1.40**	**2.00**	**271.00**	**135.50**
Total Hours	**56.60**	**0.20**	**0.40**	**1.40**	**58.60**	**21,221.00**	**362.13**
Total Fees Claimed						**0.00**

APPENDIX III

Legacy Education Alliance International Ltd (In Administration)

CHARGE-OUT RATES AND BASES OF DISBURSEMENTS (“QUANTUMA LLP’S SUMMARY”)

Schedule of Current Charge Out Rates and Chargeable Disbursements

Staff Allocation & Support Staff

An objective and practical approach is taken to each case which includes active Partner involvement from the outset. Other members of staff will be assigned on the basis of experience and specific skills to match the needs of the case. In accordance with the provisions of Statement of Insolvency Practice 9 (SIP 9), set out below are the current charge out rates per hour for the grades of staff employed within Quantuma LLP, exclusive of VAT.

Grade of Staff	Rate from 1 May 2019
Corporate Finance Partner	£525.00
Partner	£345.00 - £520.00
Director	£315.00 - £475.00
Senior Manager	£265.00 - £395.00
Manager	£210.00 - £295.00
Assistant Manager	£195.00 - £280.00
Senior Administrator	£185.00 - £270.00
Administrator	£160.00 - £185.00
Assistant Administrator	£105.00
Case Accountant	£135.00
Junior Administrator	£105.00
Support Staff/Executive Assistant	£100.00 - £135.00

Work undertaken is recorded in 6 minute units in an electronic time recording system. Time properly incurred on cases is charged at the hourly rate of the grade of staff undertaking the work that applies at the time the work is done. There has been no allocation of any general or overhead costs.

Time spent on casework is recording directly to the relevant case and the nature of the work undertaken is recorded at that time. The work is recorded under the following categories:

●	Administration & Planning
●	Creditors
●	Investigations
●	Realisation of Assets
●	Trading
●	Cashiering
●	Closing Procedures

On occasion it may be necessary to change the rates applicable to the work undertaken and if this occurs during the period of the assignment any material changes will be notified to creditors as part of the normal fee reporting procedures. Rates are likely to be subject to periodic increase.

The time of support staff and executive assistants is not charged to a case except when the initial set up is being performed or when a sizeable administrative task or appropriate ad hoc duty is being undertaken.

Details of historic charge out rates are provided at the end of this guide. Should any creditor wish to receive details of the charge out rates in force prior to those shown, these can be provided upon request.

Subcontractors

Details and the cost of any work which has been or is intended to be sub-contracted out that could otherwise by carried out by the office holder or his staff will be provided in any report which incorporates a request for approval of the basis upon which remuneration may be charged.

Direct Expenses (Category 1 Disbursements)

Category 1 disbursements, as defined by SIP 9, are expenses which are directly referable both to the appointment in question and a payment to an independent third party at cost and without uplift.

These expenses, which do not require the prior approval of creditors, include but are not limited to the following examples:

Category 1 Disbursement	Basis of Charge
Indemnity Bond	At cost of mandatory cover required in accordance with the Insolvency Act 1986 for each appointment
Insurance of assets	At cost in relation to asset coverage requirements
Travel	All forms other than mileage at actual cost
Room Hire	All external venues at actual cost
Record Listing, Storage & Retrieval	At cost incurred
Postage	At cost incurred
Virtual Meeting Platform (from 6/4/17)	At cost incurred

Indirect Expenses (Category 2 Disbursements)

These are expenses that are directly referable to the appointment in question but which are not to an independent third party and may include shared or allocated costs that can be apportioned to the appointment on a proper and reasonable basis.

Specific approval for Category 2 Disbursements is required from creditors before they can be paid

The following indirect disbursements (Category 2 Disbursements, as defined by SIP 9) are charged to cases where appropriate on the following basis:

Category 2 Disbursement	Cost £
Photocopying, scanning and faxes (per side)	0.10
Company Search	10.00
Stationery (per Report/Letter per member/creditor)	0.50
Mileage incurred as a result of necessary travel as per HMRC’s approved rate (per mile)	0.45
Internal Meeting Room Hire (outside London)	65.00
Internal Meeting Room Hire (in London)	95.00
Electronic Anti-Money Laundering Identification Search (per search) (from 01/01/2018)	3.00

Category 2 disbursements may be subject to periodic increase and this schedule will be updated accordingly. The schedule is available for creditors to review at http://www.quantuma.com/guide/creditors-guide-fees/. Details of historic disbursement charges can be found at the end of this schedule

Professional Advisors

Details of any professional advisor(s) used will be given in reports to creditors. The fee arrangement for each will be disclosed in reports to creditors and these will be reviewed on a regular basis, together with the recovery or relevant disbursements. The choice of professional advisors 1s based around a number of factors including, but not restricted to, their expertise in a particular field, the complexity or otherwise of the assignment and their geographic location.

VAT

With the exception of Individual Voluntary Arrangements and Company Voluntary Arrangements which are VAT exempt, the office holders’ remuneration and disbursements invoiced to the insolvency estate will be subject to VAT at the prevailing rate.

Creditors’ Rights

Information about Creditors’ rights can be obtained by visiting the creditors’ information micro-site published by the Association of Business Recovery Professionals (R3) at http://www.creditorinsolvencyguide.co.uk/ Details about how an office holders fees may be approved for each case type and challenged are available in a series of guides issued with SIP 9 and can be accessed at https://www.quantuma.com/guide/creditors-guide-fees/. Alternatively hard copies of these documents may be requested free of charge from Quantuma LLP’s registered office.

APPENDIX IV

Legacy Education Alliance International Ltd (In Administration)

BREAKDOWN OF THE JOINT ADMINISTRATORS’ TIME COSTS FROM 15 NOVEMBER 2019 TO 6 JANUARY 2020

Time Entry - Detailed SIP9 Time & Cost Summary

6005475 - Legacy Education Alliance International Ltd
From 15/11/2019 To 06/01/2020
Project Code: POST

Classification of Work Function	Partner	Manager	Other Senior Professionals	Assistants & Support Staff	Total Hours	Time Cost (£)	Average Hourly Rate (£)
100 Administration & Planning	14.40	0.00	3.60	0.40	18.40	6,037.00	328.10
100A Initial Statutory & General Notifications & Filing	0.00	0.00	0.60	2.50	3.10	358.50	115.65
103 IPS Case / File set up/ Filing	0.00	0.00	0.90	3.25	4.15	516.75	124.52
104 General Administration	0.10	0.80	2.80	0.80	4.50	857.50	190.56
105 Case strategy / Review	8.10	0.00	0.70	3.00	11.80	3,436.00	291.19
Admin & Planning	**22.60**	**0.80**	**8.60**	**9.95**	**41.95**	**11,205.75**	**267.12**
600 Cashiering	0.00	0.00	0.20	3.10	3.30	457.50	138.64
Cashiering	**0.00**	**0.00**	**0.20**	**3.10**	**3.30**	**457.50**	**138.64**
201 Creditors	1.50	0.00	0.50	2.55	4.55	909.75	199.95
203 Creditor correspondence / Call	0.20	0.20	36.10	39.75	76.25	11,340.25	148.72
204A Dealing with Pension Schemes	0.00	0.00	0.00	1.50	1.50	157.50	105.00
207C Dealing with HMRC/RPO Claims	0.00	0.00	0.00	0.30	0.30	31.50	105.00
215 Para 49 Administrators' Proposals	0.00	0.00	8.60	0.00	8.60	1,677.00	195.00
Creditors	**1.70**	**0.20**	**45.20**	**44.10**	**91.20**	**14,116.00**	**154.78**
300 Investigations	0.70	0.00	0.00	0.00	0.70	259.00	370.00
Investigations	**0.70**	**0.00**	**0.00**	**0.00**	**0.70**	**259.00**	**370.00**
400 Realisation of Assets	0.00	0.00	1.30	0.00	1.30	243.50	187.31
401 Freehold / Leasehold Property	0.40	0.00	1.10	0.00	1.50	362.50	241.67
405 Debtors	0.00	0.00	0.30	0.00	0.30	58.50	195.00
406 Sale of Business	20.65	0.00	4.00	0.00	24.65	8,420.50	341.60
Realisation of Assets	**21.05**	**0.00**	**6.70**	**0.00**	**27.75**	**9,085.00**	**327.39**
500 Trading	0.00	0.00	19.20	0.00	19.20	3,744.00	195.00
501 Management of Operations	11.20	0.00	24.50	0.00	35.70	8,921.50	249.90
Trading	**11.20**	**0.00**	**43.70**	**0.00**	**54.90**	**12,665.50**	**230.70**
Total Hours	**57.25**	**1.00**	**104.40**	**57.15**	**219.80**	**47,788.75**	**217.42**
Total Fees Claimed						**0.00**	

Page 1 of 2 Version 15-03-18 06 January 2020 15 32

APPENDIX V

Legacy Education Alliance International Ltd (In Administration)

INFORMATION TO SUPPORT THE JOINT ADMINISTRATORS’ FEE PROPOSAL

a)	The Joint Administrators’ Fees Estimate

Please note that this estimate reflects the work undertaken and time anticipated to be incurred for the full period of the Administration and thus it includes the time already incurred, details of which are provided in Appendix IV.

b)	The Joint Liquidators’ Fees Estimate

Whilst it is anticipated that the Company will move from Administration to CVL in order to pay a dividend to creditors, the timing of that move is currently unknown and therefore it is not known what work will remain to be carried out by the Joint Liquidators once the Administration is terminated Despite these uncertainties, to ensure that the Joint Liquidators can act immediately to administer the winding up without needing to incur additional costs in reverting to creditors with information on their estimates, set out below is the Joint Liquidators’ Fees Estimate.

Estimate of Fees and Expenses for

Legacy Education Alliance International Ltd (In Administration)

To 14/11/2020

	Total Hours	Avg Hourly Rate £	Time Cost £	Disbursements £	Expenses £

Classification of Work Function
Admin & Planning	68.80	210.92	14,511.00
Cashiering	10.00	120.00	1,200.00
Closing Procedures	4.00	195.00	780.00
Creditors	224.50	185.11	41,557.50
Investigations	236.50	219.92	52,010.00
Realisation of Assets	170.00	241.18	41,000.00
Trading	56.50	230.62	13,030.00
	770.30	213.02	164,088.50

Disbursements				135.00
Category 1 Disbursements				12.00
Category 2 Disbursements				147.00

Expenses (*)					0.00

Totals	770.30	213.02	164,088.50	147.00	0.00

(*) Details of the expenses the IP considers will be, or are likely to be, incurred during the period of this estimate

Details of estimated disbursements that will be paid during the period of this estimate.

Category 1 Disbursements
Specific Bond	135.00
135.00
Category 2 Disbursements
AML Electronic Identification Search	12.00
12.00

Notes:

1.	Category 1 Disbursements are payable without prior approval as they are payments to independent third parties e.g advertising, room hire, storage, travel expenses
2.	Category 2 Disbursements are costs directly referable to the appointment e.g. Postage, Printing & Stationery, Mileage but as they are not to an independent third party they require approval in the same manner as the fee
3.	The figures provided for Expenses are as accurate as possible based on the information available at this time. No prior approval is required for the payments of the expenses as they are regarded as a cost of the administration of the estate
4.	Further approval will be sought from the creditors’ committee or creditors if the circumstances of the case indicate that the above fee estimate is likely to be exceeded
5.	The above estimates are all exclusive of VAT

Estimate of Fees and Expenses for

Legacy Education Alliance International Ltd (In Administration)

Explanatory Note:

FEE ESTIMATE

The office holders are seeking to be remunerated on a time cost basis We use charge out rates appropriate to the skills and experience of a member of staff and the work that they perform, recording time spent in 6 minute units. Narrative is recorded to explain the work undertaken and the time spent is analysed into different categories of work. In this document the estimated time that will be spent undertaking the work in each category of work has been multiplied by the applicable charge out rate for each member of staff that it is anticipated will undertake work in that category to arrive at the estimated total time costs attributable to that category of work on the case. We have then divided that estimated total by the estimated number of hours to arrive at a blended hourly charge out rate for that category of work.

This estimate has been provided to creditors at an early stage in the case. Whilst all possible steps have been taken to make this estimate as accurate as possible, it is based on the office holders’ current knowledge of the case and their knowledge and experience of acting as office holders in similar cases. As a result, the estimate does not take into account any currently unknown complexities or difficulties that may arise during the administration of the case.

This fee estimate covers the life of the case and it is currently not anticipated that the total fees during the life of the case will exceed the estimate. However since the office holders cannot draw remuneration in excess of this estimate without first obtaining approval to do so, should the fee estimate be exceeded and where the office holders consider it appropriate in the context of the case, they will seek a resolution to increase the fee. A full outline and explanation of the fees incurred against the fees that have been estimated below will be provided to creditors with this request.

The hourly charge out rates that it is anticipated will be used on the case are as follows:

£
Partner	370
Manager	240
Assistant Manager	195
Assistant Administrator	105
Case Accountant	135

Please note that the rates quoted above will be used for each category of work outlined in the estimate and will be subject to periodic increase.

Explanations are given below in relation to each category of work outlined in the estimate. A list of the activities under those categories that it is anticipated will be carried out is also provided.

Administration and planning

This represents the work that is involved in the routine administrative functions of the case by the office holders and their staff, together with the control and supervision of the work done on the case by the office holders and their managers. It does not give direct financial benefit to the creditors, but ensures that the case is managed in a professional and methodical manner and has to be undertaken by the office holders to meet their requirements under the insolvency legislation and the Statements of Insolvency Practice, which set out required practice that office holders must follow

-Initial Statutory and General Notifications & Filing e.g. Advertising the appointment, undertaking statutory notifications to Companies House, HMRC, the Pension Protection Fund, preparing the documentation and dealing with other notification of appointment

 -Obtaining a specific penalty bond

-Recovering & Scheduling the company’s books and records

Estimate of Fees and Expenses for

Legacy Education Alliance International Ltd (In Administration)

-Setting up electronic case files and electronic case details on IPS

-General Administration - Dealing with all routine correspondence and emails relating to the case

-Case strategy & completing file reviews at 1 month, 2 months, 6 months and 6 months thereafter

-VAT & Corporation Tax matters and returns

Creditors

Claims of creditors - the office holder needs maintain up to date records of the names and addresses of creditors, together with the amounts of their claims as part of the management of the case, and to ensure that notices and reports can be issued to the creditors. The office holder will also have to deal with correspondence and queries received from creditors regarding their claims and dividend prospects as they are received. The office holder is required to undertake this work as part of his statutory functions.

Dividends - the office holder has to undertake certain statutory formalities in order to enable him to pay a dividend to creditors. This includes writing to all creditors who have not lodged proofs of debt and reviewing the claims and supporting documentation lodged by creditors in order to formally agree their claims, which may involve requesting additional information and documentation from the creditors.

-Preparing the documentation and dealing with initial appointment notification to creditors

-Dealing with creditor correspondence, emails and telephone conversations

-Dealing with Pension Schemes

-Committee Reporting

-Committee Meetings, Minutes & liasing with Committee members

-Reviewing and adjudicating creditors’ claims - adjudicating claims & requesting additional information in support of claims

-Dealing with HMRC/RPO claims

-Annual/Progress Reports

Investigations

The insolvency legislation gives the office holders powers to take recovery action in respect of what are known as antecedent transactions eg. where assets have been disposed of prior to the commencement of the insolvency procedure (and also in respect of matters such as misfeasance and wrongful trading). The office holders are required by the Statements of Insolvency Practice to undertake an initial investigation in all cases to determine whether there are potential recovery actions for the benefit of creditors and the time costs recorded represent the costs of undertaking such an initial investigation. If potential recoveries or matters for further investigation are identified then the office holders will need to incur additional time costs to investigate them in detail and to bring recovery actions where necessary, and further information will be provided to creditors and approval for an increase in fees will be made as necessary. Such recovery actions will be for the benefit of the creditors and the office holders will provide an estimate of that benefit if an increase in fees is necessary. The office holder is aware that a number of inter-company balances exist between the Company and a number of connected companies where funds appear to have been lent to fund the purchase of investment properties. These will be reviewed in due course. The estimated time required to be spent to do so and the time costs of doing so are included in the estimate. The office holder is unable to quantify the benefit to creditors of these investigations at present but will include such information in their statutory report to creditors once the position is clear.

The office holders are also required by legislation to report to the Department for Business, Energy & Industrial Strategy on the conduct of the directors. The work to enable them to comply with these statutory obligations may also identify potential recovery actions.

-SIP 2 Review - Conducting an initial investigation with a view to identifying potential asset recoveries by seeking and obtaining information from relevant third parties, such as the bank, accountants, solicitors, etc.

-CDDA Reports - Preparing a report or return on the conduct of the directors as required by the Company Directors Disqualification Act.

-Investigating & Pursuing Antecedent Transactions

Realisation of Assets

This is the work that needs to be undertaken to realise the known assets in the case. If this work is undertaken, the office holder anticipates that the assets will realise the estimated to realise amounts provided to creditors

Estimate of Fees and Expenses for

Legacy Education Alliance International Ltd (In Administration)

-Sale of Business - We will continue to liaise with the purchaser in regards to receiving deferred consideration.

Trading

The office holders decided to trade the business of the company in order to achieve a sale of the business as a going concern in order to maximise the recoveries on behalf of creditors. The particular tasks scheduled in this category of work are required to be undertaken in order to enable the office holder to monitor and control the trading of the business, and include statutory functions that are required to be undertaken when running any business.

-Managements of Operations

-Forecasting/Cashflow/Banking

-Employee issues/payroll

-Negotiating with customers

-Negotiating with suppliers

-TAXNAT

Cashiering

The office holders must ensure that estate bank accounts are opened and maintained in accordance with legislation and SIPs Bank reconciliations are performed on all bank accounts and statutory receipts and payments accounts are filed at Companies House & Court.

-Opening, maintaining and managing the Office Holders’ cashbook and bank account.

-Dealing with cheque requisitions

-Dealing with deposit forms

-Bank Reconciliations

-Preparing & Filing statutory Receipts & Payments accounts

Closing Procedures

The office holders are required by statute to effect an orderly end to the case and although this has no direct financial benefit to the creditors it is necessary so that where applicable final meetings are advertised and held and final reports are filed at Companies House and Court.

-Preparing Final Account

-Filing final statutory returns at Companies House/Court

EXPENSE ESTIMATE

Full details of Quantuma LLP’s charging policy in relation to disbursements can be found at http://www.quantuma.com/guide/creditors-guide-fees/ or alternatively a hard copy can be requested free of charge from the Quantuma LLP office dealing with this case

LEGACY EDUCATION ALLIANCE INTERNATIONAL LIMITED

FEE ESTIMATE COVERING THE WHOLE PERIOD OF LIQUIDATION

The sum of all the estimates for the different categories of work is the total estimated time costs to undertake the necessary work on the case during the period of Administration. Again, we have then divided that estimated total by the estimated number of hours to arrive at a blended hourly charge out rate for this period of the case's administration.

	£
Partner	350
Manager	230
Assistant Manager	195
Assistant Administrator	150
Case Accountant	135
Support Staff/Executive Assistant	95

ADMINISTRATION & PLANNING - Note 1

Description of the Work to be undertaken	Estimated time to be taken to undertake the work (Hrs)	Estimated value of the time costs to undertake the work (£)	Blended charge out rate to undertake the work (£/Hr)
Administration & Planning			
Initial Statutory and General Notifications & Filing e.g. Advertising the appointment, undertaking statutory notifications to Companies House, HMRC, the Pension Protection Fund, preparing the documentation and dealing with other notification of appointment			
Obtaining a specific penalty bond.			
Recovering & Scheduling the company's books and records			
Setting up electronic case files and electronic case details on IPS.			
General Administration - Dealing with all routine correspondence and emails relating to the case			
Case strategy & completing file reviews at 1 month, 3 months & 6 months.			
VAT & Corporation Tax matters and returns.			
TOTAL	20.00	4,210.00	210.5

CREDITORS - Note 2

Description of the Work to be undertaken	Estimated time to be taken to undertake the work (Hrs)	Estimated value of the time costs to undertake the work (£)	Blended charge out rate to undertake the work (£/Hr)
Creditors			
Preparing the documentation and dealing with initial appointment notification to creditors			
Dealing with creditor correspondence, emails and telephone conversations			
Dealing with Pension Schemes			
Final Reports			
Payment of Dividends - calculating, paying a dividend to creditors & issuing the declaration notice			
Notice of Intended Dividend - issuing a notice of intended dividend to creditors and advertising where appropriate			
Reviewing and adjudicating creditors' claims - adjudicating claims & requesting additional information in support of claims			
Dealing with HMRC/RPO claims			
Retention of Title - issuing ROT questionnaires to creditors, reviewing ROT claims & corresponding with creditors			
Creditors' Meeting			
Annual/Progress Reports			
Initial Appointment Notification to Creditors - Preparing the documentation & sending out initial appointment notification to creditors			
Interim Fee Report to Creditors			
TOTAL	115.00	24,207.50	210.5

INVESTIGATIONS - Note 3

Description of the Work to be undertaken	Estimated time to be taken to undertake the work (Hrs)	Estimated value of the time costs to undertake the work (£)	Blended charge out rate to undertake the work (£/Hr)
Investigations			
SIP 2 Review - Conducting an initial investigation with a view to identifying potential asset recoveries by seeking and obtaining information from relevant third parties, such as the bank, accountants, solicitors, etc			
CDDA Reports - Preparing a report or return on the conduct of the directors as required by the Company Directors Disqualification Act			
Investigating & Pursuing Antecedent Transactions			
TOTAL	2.00	421.00	210.5

REALISATION OF ASSETS - Note 4

Description of the Work to be undertaken	Estimated time to be taken to undertake the work (Hrs)	Estimated value of the time costs to undertake the work (£)	Blended charge out rate to undertake the work (£/Hr)
Realisation of Assets			
Freehold/Leasehold Property			
Financed Assets			
Debtors			
Intellectual Property			
Cash at Bank			
Arranging & Monitoring Insurance

TOTAL	35 00	7,367 50	210 5

CASHIERING

Description of the Work to be undertaken	Estimated time to be taken to undertake the work (Hrs)	Estimated value of the time costs to undertake the work (£)	Blended charge out rate to undertake the work (£/Hr)
Opening, maintaining and managing the Liquidators' cashbook and bank account			
Dealing with cheque requisitions			
Dealing with deposit forms			
Bank Reconciliations			
Preparing & Filing statutory Receipts & Payments accounts			
TOTAL	30 00	5,235 00	174 50

CLOSING PROCEDURES

Description of the Work to be undertaken	Estimated time to be taken to undertake the work (Hrs)	Estimated value of the time costs to undertake the work (£)	Blended charge out rate to undertake the work (£/Hr)
Advertising the final meeting			
Holding the final meetings & preparing minutes			
Filing final statutory returns at Companies House/Court			
TOTAL	10 00	2105 00	210.50

OVERALL SUMMARY OF WORK CATEGORIES

	Estimated total time to be taken to undertake the work (Hrs)	Estimated total value of the time costs to undertake the work (£)	Blended charge out rate to undertake the work (£/Hr)
ADMINISTRATION AND PLANNING	20.00	4,210 00	210 50
CREDITORS	115.00	24,207.50	210 50
INVESTIGATIONS	2 00	421 00	210.50
ASSET REALISATIONS	35 00	7,367.50	210 50
CASHIERING	30 00	5,235.00	174.50
CLOSING PROCEDURES	10 00	2,105.00	210.50
OVERALL TOTAL	**212.00**	**43,546.00**	**205.41**

APPENDIX VI

Legacy Education Alliance International Ltd (In Administration)

NOTICE OF DECISION PROCEDURE / VOTING FORM / PROOF OF DEBT

NOTICE OF DECISION PROCEDURE

Company Name:	Legacy Education Alliance International Ltd (In Administration) (“the Company”)
Company Number:	04311733
In the High Court of Justice 007199

This Notice is given under Rule 15.8 of the Insolvency (England & Wales) Rules 2016 (“the Rules”). It is delivered by the Joint Administrator of the Company, Nicholas Simmonds and Paul Zalkin, of Quantuma LLP, Meridien House, 69-71 Clarendon Road, Watford, Hertfordshire, WD17 1DS, (telephone number 01273 322400), who were appointed by the above-mentioned Court.

Creditors are invited to vote by correspondence on the following (for the full wording of proposed decisions, see overleaf):

1	The basis of the Joint Administrators’ fees
2.	The approval of the Joint Administrators’ Category 2 disbursements
3.	The approval of the pre-Administration costs

Overleaf Is a voting form on which creditors may signify their decisions on the above matters. All voting forms, together with a proof of debt if one has not already been submitted, must be completed and returned to the Joint Administrator by one of the methods set out below.

By post to:	Quantuma LLP, 3rd Floor, 37 Frederick Place, Brighton BN1 4EA
By email to.	brightonvoting@quantuma.com

Please note that, if you are sending votes by post, you must ensure that you have allowed sufficient time for the forms to be delivered to the address above by the time set out below. Unless the contrary is shown, an email Is treated as delivered at 9am on the next business day after it was sent.

All voting forms and proofs of debt must be delivered by 23.59 on the Decision Date, 23 January 2020.

If the Joint Administrator has not received a proof of debt by the time specified above (whether submitted previously or as a result of this Notice), that creditor’s vote will be disregarded Any creditor whose debt is treated as a small debt in accordance with Rule 14.31(1) of the Rules must still deliver a proof if the creditor wishes to vote. A creditor who has opted out from receiving notices may nevertheless vote if the creditor also provides a proof by the time specified above.

Creditors who meet one or more of the statutory thresholds listed below may, within 5 business days from the date of the delivery of this Notice, require a physical meeting to be held to consider the matter.

Statutory thresholds to request a meeting:	10% in value of the creditors
10% in number of the creditors
10 creditors

A creditor may appeal a decision by application to the Court in accordance with Rule 15.35 of the Rules. Any such appeal must be made not later than 21 days after the Decision Date

Signed	/s/ Nicholas Simmonds	Dated: 8 January 2020
Nicholas Simmonds
Joint Administrator

VOTE BY CORRESPONDENCE

Legacy Education Alliance International Ltd (in Administration)

Name of Creditor:

Address:

Decisions:

1	That the Joint Administrators’ fees be fixed by reference to the time given by them and their staff in attending to matters arising in the Administration, such time to be charged at the hourly charge out rate of the grade of staff undertaking the work at the time it was undertaken.	*For / Against
2	That the Joint Administrators be authorised to recover all Category 2 disbursements, calculated on the bases detailed in Quantuma LLP’s summary.	*For/ Against
3	That the unpaid pre-Administration costs set out in the Joint Administrators’ Proposal be approved.	*For / Against

*	Please delete as applicable to indicate your voting instructions

Signed.	Dated

Name in capitals

Position with, or relationship to, creditor or other authority for signature. _________________________

Are you the sole member/shareholder of the creditor (where it is a company)?                         Yes / No

NOTE: Once a vote has been cast, it cannot be changed.

Please complete this form and return it, along with a completed proof of debt if you have not submitted one previously, so that it is delivered by 23.59 on 23 January 2020, by:

Post: Quantuma LLP, 3rd Floor, 37 Frederick Place, Brighton BN1 4EA

Email: please scan in a signed copy of this form and attach it as a pdf to brightonvoting@quantuma.com

PROOF OF DEBT - GENERAL FORM

Legacy Education Alliance International Ltd (in Administration)

Date of Administration 15 November 2019

DETAILS OF CLAIM
1.	Name of Creditor (if a company, its registered name)
2.	Address of Creditor (i e. principal place of business)
3.

If the Creditor is a registered company:

●    For UK companies its registered number

●    For other companies: the country or territory in which it is incorporated and the number if any under which it is registered

●    The number, if any, under which it is registered as an overseas company under Part 34 of the Comoanies Act

4

Total amount of claim, including any Value Added Tax, as at the date of administration, less any payments made after this date in relation to the claim, any deduction under R14 20 of the Insolvency (England & Wales) Rules 2016 and any adjustment by way of set-off in accordance with R14.24 and R14.25

£
5.	If the total amount above includes outstanding uncapitalised interest, please state	YES(£ ) / NO
6.	Particulars of how and when debt incurred
7.	Particulars of any security held, the value of the security, and the date it was given
8.	Details of any reservation of title in relation to goods to which the debt relates
9.	Details of any document by reference to which the debt can be substantiated. [The administrator may call for any document or evidence to substantiate the claim at his discretion.]
10.	Give details of whether the whole or any part of the debt falls within any (and if so which) of the categories of preferential debts under section 386 of, and schedule 6 to, the Insolvency Act 1986	Category Amount(s) claimed as preferential £
11.	If you wish any dividend payment that may be made to be paid in to your bank account please provide BAGS details. Please be aware that if you change accounts it will be your responsibility to Provide new information	Account No.: Account Name: Sort code:
AUTHENTICATION
Signature of Creditor or person authorised to act on his behalf
Name in BLOCK LETTERS
Date
If signed by someone other than the Creditor, state your postal address and authority for signing on behalf of the Creditor
Are you the sole member of the Creditor?		YES / NO

APPENDIX VII

Legacy Education Alliance International Ltd (In Administration)

NOTICE SEEKING DEEMED CONSENT

NOTICE SEEKING DEEMED CONSENT

Company Name:	Legacy Education Alliance International Ltd (In Administration) (“the Company”)
Company Number:	04311733
In the High Court of Justice 007199

This Notice is given under Rule 15.7 of the Insolvency Rules (England & Wales) 2016 (“the Rules”). It is delivered by the Joint Administrator of the Company, Nicholas Simmonds and Paul Zalkin, of Quantuma LLP, 3rd Floor, 37 Frederick Place, Brighton BN1 4EA (telephone number 01273 322400), who were appointed by the above-mentioned Court.

The Joint Administrator proposes that the following decisions be made:

1	That the Joint Administrators’ Proposals be approved
2	That a Creditors’ Committee will not be established[1]
3	That the Joint Administrators be discharged from liability in respect of any action undertaken by them pursuant to Paragraph 98 of Schedule B1 of the Act, such discharge to take effect when the appointment of Joint Administrators ceases to have effect, as defined by the Act, unless the court specifies a time

In respect of each of the decisions proposed above, if less than 10% in value of creditors (who would be entitled to vote if a vote were taken) (“the Threshold”) object to it accordance with the procedure set out below, the creditors are to be treated as having made the proposed decision. Otherwise, the creditors are to be treated as not having made such decision and if a decision about that matter is again sought from the creditors, it must be sought using a qualifying decision procedure as defined by the Insolvency Act 1986.

In order to object to one or more of the proposed decisions, you must deliver a notice stating that you so object (and specifying to which one or more of the proposed decisions your objection relates) to the Joint Administrator not later than the time set out below. In addition, you must have also delivered a proof of debt (unless one has already been submitted) by the time set out below, failing which your objection will be disregarded.

It is the Joint Administrators’ responsibility to aggregate any objections to see if the Threshold is met for the decision to be taken as not having been made.

If the Threshold is met, the deemed consent procedure will terminate without a decision being made and if a decision is sought again on the same matter it will be sought by a decision procedure.

All objections and proofs of debt must be submitted in writing to the Joint Administrator by one of the methods set out below.

By post to:	Quantuma LLP, 3rd Floor, 37 Frederick Place, Brighton BN1 4EA
By email to:	brightonvoting@quantuma.com

Please note that, if you are sending documents by post, you must ensure that you have allowed sufficient time for them to be delivered to the address above by the time set out below. Unless the contrary is shown, an email is treated as delivered at 9am on the next business day after it was sent.

All objections and proofs of debt must be delivered by the Decision Date: 23.59 on 23 January 2020

[1]	Please see the Notice Inviting Creditors to Form a Committee for further instructions.

Any creditor whose debt is treated as a small debt in accordance with Rule 14 31(1) of the Rules must still deliver a proof if the creditor wishes to object. A creditor who has opted out from receiving notices may nevertheless object if the creditor also provides a proof by the Decision Date.

In addition, creditors who meet one or more of the statutory thresholds listed below may, within 5 business days from the date of the delivery of this Notice, require a physical meeting to be held to consider any matter.

Statutory thresholds to request a meeting:	10% in value of the creditors
10% in number of the creditors
10 creditors

A creditor may appeal a decision by application to the court in accordance with Rule 15.35 of the Rules. Any such appeal must be made not later than 21 days after the Decision Date

Signed	/s/ Nicholas Simmonds	Dated 8 January 2020
Nicholas Simmonds
Joint Administrator

NOTICE OF OBJECTIONS

Legacy Education Alliance International Ltd (In Administration)

On behalf of (name of Creditor): _______________________________________________________________________

at (address of Creditor): _____________________________________________________________________________

Please indicate whether you agree or object to the following proposed decision(s):

Proposed Decision	Objected to?
That the Joint Administrators’ Proposals be approved	Agree/Objected To
That a Creditors’ Committee will not be established	Agree/Objected To
That the Joint Administrators be discharged from liability in respect of any action undertaken by them pursuant to Paragraph 98 of Schedule B1 of the Act, such discharge to take effect when the appointment of Joint Administrators ceases to have effect, as defined by the Act, unless the court specifies a time	Agree/Objected To

Are you also asking the Joint Administrator to convene a physical meeting of creditors?2 Yes/ No

Signed: ___________________________

Dated: ____________________________

Name in capitals: __________________________

Position with, or relationship to, Creditor or other authority for signature: ____________________

Are you the sole member/shareholder of the Creditor (where it is a company)? Yes I No

If you wish to lodge an objection, you must have delivered it, along with a completed proof of debt, by 23.59 on the Decision Date - 23 January 2020 - by one of the following methods:

Post: Quantuma LLP, 3rd Floor, 37 Frederick Place, Brighton BN1 4EA

Email: please scan in a signed copy of this form and attach it as a pdf to

brightonvoting@quantuma.com

NOTE: if you agree with the proposed decisions set out above, you do not need to do anything

[2]	Requests for a meeting must be delivered within 5 business days of the date of delivery of the Notice Seeking Deemed Consent.

APPENDIX VIII

Legacy Education Alliance International Ltd (In Administration)

NOTICE OF INVITATION TO FORM A CREDITORS’ COMMITTEE

Company Name:	Legacy Education Alliance International Ltd (In Administration) (“the Company”)
Company Number:	04311733
In the High Court of Justice 007199

This Notice is given under Rule 3.39 of the Insolvency Rules (England & Wales) 2016 (“the Rules”) It is delivered by the Joint Administrator of the Company, Nicholas Simmonds, of Quantuma LLP, Meridien House, 69-71 Clarendon Road, Watford, Hertfordshire, WD17 1DS, telephone number 01273 322400, who was appointed by the above-mentioned Court

Creditors are invited to nominate creditors (which may include themselves) by completing the section below and returning this Notice to the Joint Administrator by one of the following methods.

By post to: By email to

Quantuma LLP, 3rd Floor, 37 Frederick Place, Brighton BN1 4EA Sam.Hewitt@Quantuma.com

Please note that, if you are sending nominations by post, you must ensure that you have allowed sufficient time for the Notice to be delivered to the address above by the time set out below. Unless the contrary is shown, an email is treated as delivered at 9am on the next business day after it was sent.

All nominations must be delivered by: 23.59 on 21 January 2020

Nominations can only be accepted if the Joint Administrator is satisfied as to the nominated creditor’s eligibility under Rule 17 4 of the Rules

For further information on the role of Creditors’ Committees, go to http://www.quantuma.com/guide/guide-creditors-committee/

Signed	/s/ Nicholas Simmonds	Dated 8 January 2020
Nicholas Simmonds
Joint Administrator

Legacy Education Alliance International Ltd (In Administration)

On behalf of (name of Creditor): _____________________________________________

at (address of Creditor):_____________________________________________

I nominate the following creditor(s) to be member(s) of a Creditors’ Committee (provide name(s) and address(es))

1.

2.

3.

Signed: _________________________________________

Dated: __________________________________________

Name in capitals: __________________________________

Position with, or relationship to, Creditor or other authority for signature. _______________________________

Are you are the sole member/shareholder of the Creditor (where it is a company)? Yes/ No